CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Mutual Fund Series Trust and to the use of our report dated August 31, 2015 on the financial statements and financial highlights of the Catalyst Small-Cap Insider Buying Fund, Catalyst Hedged Insider Buying Fund, Catalyst Insider Buying Fund, Catalyst Insider Long/Short Fund, Catalyst Activist Investor Fund, Catalyst Insider Income Fund, Catalyst Hedged Futures Strategy Fund, Catalyst Intelligent Alternative Fund, Catalyst Dynamic Alpha Fund, Catalyst/EquityCompass Buyback Strategy Fund, Catalyst/Groesbeck Growth of Income Fund, Catalyst/Groesbeck Aggressive Growth Fund, Catalyst/Lyons Hedged Premium Return Fund, Catalyst/Lyons Tactical Allocation Fund, Catalyst Macro Strategy Fund, Catalyst/MAP Global Capital Appreciation Fund, Catalyst/MAP Global Total Return Income Fund, Catalyst MLP & Infrastructure Fund, Catalyst/Princeton Floating Rate Income Fund, Catalyst/Princeton Hedged Income Fund, Catalyst/SMH High Income Fund, Catalyst/SMH Total Return Income Fund, Catalyst Time Value Trading Fund, and Catalyst/Stone Beach Income Opportunity Fund, each a series of shares of beneficial interest of Mutual Fund Series Trust. Such financial statements and financial highlights appear in the June 30, 2015 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

October 26, 2015